CONSENT OF SAMUEL KLEIN & COMPANY
                            INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Valley Forge Scientific Corp. on Form S-8 (file No. 333-63637) of our report dated November 22, 2000, and December 11, 2000 as to notes 9 and 15, on our audits of the financial statements of Valley Forge Scientific Corp. and its subsidiaries as of September 30, 2000 and 1999, and for each of the three years in the period ended September 30, 2000, which reports are included in this Annual Report on Form 10-K.


                                      SAMUEL KLEIN & COMPANY
                                      Newark, New Jersey
                                      December 19, 2000

                                      /s/ SAMUEL KLEIN & COMPANY
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